UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On November 2, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following press release:

Pershing Square Responds to ADP’s Fiscal Year 2018 Q1 Results

ADP Fails to Correct its Inaccurate Claim that its Plan Will Increase

“Operational Margins” by “500 basis points” in Three Years

ADP’s Underwhelming Results Highlight the Need for Change

New York, NY – November 2, 2017 //- Pershing Square Capital Management, L.P. (“Pershing Square”) today issued the following statement in response to ADP’s (NASDAQ:ADP) fiscal year 2018 Q1 results:

On October 30, Pershing Square issued a press release highlighting that ADP has been making an unsupported and inaccurate claim that its current plan will result in increased “operational margins” of “500 basis points” in three years. We believe ADP has focused almost exclusively on this inflated claim in recent weeks in an attempt to persuade investors that its plan is delivering on the opportunity that Pershing Square has identified and shareholders have embraced. We urged ADP to provide a detailed calculation to explain this misleading claim during its earnings presentation today or retract its claim. ADP did neither – the claim is false.

ADP’s operational performance in the first quarter is particularly unacceptable in context: (1) ADP has huge structural advantages, (2) the HCM industry continues to grow at 6% – 7%, and (3) ADP has an enormous opportunity to expand net operational margins in Employer Services (“ES”) to 35% or greater. Notably:

•	ADP’s ES is significantly underachieving its potential with reported organic revenue growth of just 3% and a net operational profit decline of ~7%, driven by a decline in margins of ~170bps (from ~18.9% to ~17.2%) due to higher operating expenses.

•	ADP’s PEO is significantly underachieving its potential with ADP PEO worksite employees declining on a sequential basis as compared to last quarter. Year-over-year growth of 10% represents a reduction of growth and is unremarkable in the context of the enormous penetration opportunity at ADP to cross-sell the PEO to ES clients.

•	Bookings declined 3% year-over-year despite ADP substantially increasing the size of its salesforce.

•	Adjusted EBIT declined 3% as margins declined ~150bps due to weakness in ES.

•	Adjusted Net Earnings declined ~2% while Adjusted EPS was flat due to a reduced share count, when adjusted to exclude the beneficial impact of changes in ADP’s tax rate.

•	ADP’s upward revisions to revenue and EPS guidance were driven almost entirely by non-operational considerations, including an acquisition, foreign exchange translation and changes in ADP’s tax rate.

•	ADP’s fiscal year guidance remains back-end weighted.

ADP refuses to acknowledge that its performance is unacceptable and ignores the significant opportunity for margin expansion and accelerated growth. ADP’s mediocre results strongly make the case for electing The Nominees for ADP’s Transformation to the board.

The Nominees for ADP’s Transformation would represent a minority of ADP’s board but would bring fresh perspectives and relevant expertise in business transformation and operating efficiency to the Company. With change, ADP can embark on a transformation to improve its operational efficiency and technology and fulfill its potential.

For additional information, visit our website: www.ADPascending.com. Follow ADPascending on Facebook, Twitter and YouTube.

To vote for Pershing Square’s Nominees for ADP’s Transformation and ensure that Bill Ackman, Veronica Hagen and Paul Unruh are elected to the board, shareholders should vote the GOLD Proxy Card or GOLD Voting Instruction Form.

THE ONLY WAY TO VOTE FOR BILL ACKMAN AND THE NOMINEES FOR ADP’S TRANSFORMATION IS TO VOTE THE GOLD PROXY CARD OR VOTING INSTRUCTION FORM.

You can vote by Internet or telephone by following the directions on your GOLD Proxy Card or Voting Instruction Form. You should no longer vote by mail as mailed Proxy Cards and Voting Instruction Forms will not arrive in time to be counted in the November 7 election. We urge you NOT to vote using any white proxy card or voting instruction form you receive from ADP. Please discard the white proxy card.

If you have any questions about how to vote your shares, please contact our proxy solicitor, D.F. King & Co., Inc., at (866) 342-1635.

About Pershing Square Capital Management, L.P.

Pershing Square Capital Management, L.P., based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

This press release relates to Pershing Square’s solicitation of proxies in connection with the 2017 annual meeting of stockholders of ADP.

The information contained in this press release (the “Information”) is based on publicly available information about Automatic Data Processing, Inc. (“ADP” or the “Company”), which has not been independently verified by Pershing Square Capital Management, L.P. (“Pershing Square”). Pershing Square recognizes that there may be confidential or otherwise non-public information in the possession of ADP or others that could lead ADP or others to disagree with Pershing Square’s conclusions. This press release and the Information is not a recommendation or solicitation to buy or sell any securities.

The analyses provided may include certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in board composition, actions of ADP and its subsidiaries or competitors, the ability to implement business strategies and plans and pursue business opportunities in the human capital management industry. Such forward-looking statements, estimates, and projections reflect various assumptions by Pershing Square concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of ADP with the Securities and Exchange Commission at www.sec.gov. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein.